UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2014

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36380	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to stockholders of Google Inc. (“Google”) at its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 14, 2014:

1.	The election of ten directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	The ratification of the appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	The approval, on an advisory basis, of the 2013 compensation awarded to Google’s named executive officers, as disclosed in Google’s definitive proxy statement dated March 28, 2014 (the “2014 Proxy Statement”).

4.	A stockholder proposal regarding equal shareholder voting.

5.	A stockholder proposal regarding a lobbying report.

6.	A stockholder proposal regarding the adoption of a majority vote standard for the election of directors.

7.	A stockholder proposal regarding tax policy principles.

8.	A stockholder proposal regarding an independent chairman of the board policy.

For more information about the foregoing proposals, see Google’s 2014 Proxy Statement.

Holders of the shares of Class A common stock are entitled to one vote per share and holders of the shares of Class B common stock are entitled to ten votes per share. Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the Annual Meeting.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

1.	Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Larry Page	742,178,982	4,025,580	28,724,643
Sergey Brin	643,655,506	102,549,056	28,724,643
Eric E. Schmidt	741,397,050	4,807,512	28,724,643
L. John Doerr	706,216,202	39,988,360	28,724,643
Diane B. Greene	743,763,292	2,441,270	28,724,643
John L. Hennessy	723,776,912	22,427,650	28,724,643
Ann Mather	729,340,962	16,863,600	28,724,643
Paul S. Otellini	725,090,331	21,114,231	28,724,643
K. Ram Shriram	741,674,306	4,530,256	28,724,643
Shirley M. Tilghman	737,475,860	8,728,702	28,724,643

The ten nominees were elected to Google’s Board of Directors and will serve as directors until Google’s next annual meeting or until their respective successors are duly elected and qualified.

2.	Ratification of Appointment of Ernst & Young LLP as Google’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

The results of the voting were 771,128,957 votes for, 2,903,622 votes against, and 896,626 abstentions. There were no broker non-votes on this matter. The appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

3.	Approval, on an advisory basis, of 2013 Compensation Awarded to Named Executive Officers

The results of the voting were 685,648,230 votes for, 58,594,382 votes against, 1,961,950 abstentions, and 28,724,643 broker non-votes. The stockholders approved the compensation awarded to Google’s named executive officers for 2013.

4.	Stockholder Proposal Regarding Equal Shareholder Voting

The results of the voting were 175,851,463 votes for, 567,370,272 votes against, 2,982,827 abstentions, and 28,724,643 broker non-votes. The stockholder proposal was not approved.

5.	Stockholder Proposal Regarding a Lobbying Report

The results of the voting were 60,472,787 votes for, 642,699,641 votes against, 43,032,134 abstentions, and 28,724,643 broker non-votes. The stockholder proposal was not approved.

6.	Stockholder Proposal Regarding the Adoption of a Majority Vote Standard for the Election of Directors

The results of the voting were 181,640,848 votes for, 562,102,535 votes against, 2,461,179 abstentions, and 28,724,643 broker non-votes. The stockholder proposal was not approved.

7.	Stockholder Proposal Regarding Tax Policy Principles

The results of the voting were 7,355,486 votes for, 699,596,205 votes against, 39,252,871 abstentions, and 28,724,643 broker non-votes. The stockholder proposal was not approved.

8.	Stockholder Proposal Regarding an Independent Chairman of the Board Policy

The results of the voting were 96,397,920 votes for, 648,831,881 votes against, 974,761 abstentions, and 28,724,643 broker non-votes. The stockholder proposal was not approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: May 15, 2014	/s/ KENT WALKER
Kent Walker Senior Vice President and General Counsel